EXHIBIT 10.5         REVISED AND RESTATED AGREEMENT



         THIS REVISED AND RESTATED AGREEMENT is entered into by and between Carolina Investors, Inc. ("CII") and FIRST GREENSBORO HOME EQUITY, INC. and its subsidiary, FIRST GREENSBORO HOME EQUITY OF ARKANSAS, INC. (collectively "FGHE").


                                    RECITALS

         1. The parties wish to revise and restate their Agreement entered into in June of 1994.

         2. FGHE is in the business of making home equity loans and providing credit underwriting to residents of [CONFIDENTIAL PORTION DELETED], and such other states as the parties may agree to from time to time, secured by first and second residential mortgages.

         3. CII is willing to provide funds with which certain loans originated by FGHE ("Qualified Mortgages") may be closed and funded, with each such loan to be immediately assigned to CII at closing, in consideration of the funds so advanced by CII.

         4. CII will attempt to package and sell blocks of Qualified Mortgages except as set forth herein. [CONFIDENTIAL PORTION DELETED]

                                   AGREEMENT

         1. Funding of Loans. From time to time during the term of this Agreement, FGHE will submit Loan Approval Information and Funding Requests to CII substantially in the form of the attached Exhibits A1 and A2 with respect to Qualified Mortgages. Each such Funding Request will be submitted not less than two (2) days prior to the proposed closing date or funding date, whichever applies, of such Qualified Mortgage and CII will promptly advise FGHE of its approval or disapproval, which shall be within CII's sole discretion, of each such Funding Request.

         a. For purposes of this Agreement, the term "Qualified Mortgage" means a first or second mortgage home loan which is made by FGHE and closed by FGHE's attorney in compliance with all applicable federal, state and local statutes, rules and regulations and which meets the underwriting criteria of this Agreement set forth on Exhibit B, as such underwriting criteria may be modified from time to time by the parties. CII shall be entitled to audit FGHE's credit underwriting standards and practices on a quarterly basis upon fifteen
                  (15) day prior written notice.

         b. Upon CII's approval of a Funding Request for a Qualified Mortgage, FGHE shall retain an approved attorney, listed on the attached Exhibit C (such list of approved attorneys may be amended and supplemented from time to time by mutual agreement of the parties) to close such Qualified Mortgage and shall direct such attorney as follows:

              (i) [CONFIDENTIAL PORTION DELETED]
             (ii) [CONFIDENTIAL PORTION DELETED]
            (iii) [CONFIDENTIAL PORTION DELETED]
             (iv) [CONFIDENTIAL PORTION DELETED]
              (v) [CONFIDENTIAL PORTION DELETED]
             (vi) [CONFIDENTIAL PORTION DELETED]

         2. Sale of Loans. CII will package blocks of Qualified Mortgages and sell them to institutional buyers on a monthly basis. [CONFIDENTIAL PORTION DELETED]

         a.       [CONFIDENTIAL PORTION DELETED]
         b.       [CONFIDENTIAL PORTION DELETED]
         c.       [CONFIDENTIAL PORTION DELETED]
         d.       [CONFIDENTIAL PORTION DELETED]

         2.1 Unsold Blocks of Qualified Mortgages. In the event that CII chooses not to sell a block of Qualified Mortgages pursuant to 2. above, but instead wishes to hold such block as part of its own portfolio, then [CONFIDENTIAL PORTION DELETED]

         a.       [CONFIDENTIAL PORTION DELETED]

         2.2 Certain [CONFIDENTIAL PORTION DELETED] Loans. (a) CII shall purchase from FGHE all "Logical To Book" loans, as defined below, at the closing of each such loan. The purchase price of each such loan shall [CONFIDENTIAL PORTION DELETED]

                  [CONFIDENTIAL PORTION DELETED]

         b. During the time CII holds each such loan, the parties agree that:

                  (i)     [CONFIDENTIAL PORTION DELETED]
                  (ii)    [CONFIDENTIAL PORTION DELETED]

         c. CII's obligation to buy and FGHE's obligation to sell such [CONFIDENTIAL PORTION DELETED] loans hereunder shall continue for a term of one year and shall continue thereafter unless terminated by either party by thirty (30) day prior written notice to the other.

         d. As used herein, the term "Logical To Book" loan shall mean a second mortgage residential loan which meets all of the following criteria:

                  (i) First lien on a residential property (including mobile homes) with a 50% loan-to-value or less;


                  (ii) Given by FGHE in connection with the first mortgage to which such loan is subordinate, which first mortgage loan meets the definition of Qualified Mortgage hereunder made and is sold to CII hereunder;


                  (iii) First or second mortgages made for sole purpose of renovating or completing property so that a loan can be made and sold;

                  (iv) Secured by second mortgage on borrower's principal residence, which is a permanent structure and not a mobile home;

                  (v) First Mortgage loan and associated [CONFIDENTIAL PORTION DELETED] loan are both current and not in default;

                  (vi)    [CONFIDENTIAL PORTION DELETED]

         3.       Representations and Warranties.

         a.       CII hereby represents and warrants as follows:

                  (i) CII is a corporation duly organized, validly existing and in good standing under the laws of South Carolina and is qualified to do business in each other jurisdiction in which such qualification is required or where CII maintains an office or does substantial business.

                  (ii) All corporate actions required to be taken by or on behalf of CII to authorize its execution of this Agreement and the performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the transactions contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which CII is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                  (iii) CII is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of CII, threatened against CII in any court or before any administrative or regulatory agency the adverse outcome of which CII would have a material adverse effect on the assets and business of CII.

         b.       FGHE hereby represents and warrants as follows:

                  (i) FGHE is a corporation duly organized, validly existing and in good standing under the laws of [CONFIDENTIAL PORTION DELETED]and is qualified to do business in [CONFIDENTIAL PORTION DELETED] and in each other jurisdiction in which such qualification is required or where it maintains an office or does substantial business. FGHE is a corporation duly organized, validly existing and in good standing under the laws of [CONFIDENTIAL PORTION DELETED] and is qualified to do business in [CONFIDENTIAL PORTION DELETED] and in each other jurisdiction in which such qualification is required.

                  (ii) FGHE possesses all necessary licenses and meets all other legal requirements to lend funds giving rise to Qualified Mortgages and to sell Qualified Mortgages to CII.

                  (iii) All corporate actions required to be taken by or on behalf of FGHE to authorize its execution of this Agreement and the performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the Qualified Mortgages contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which FGHE is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                  (iv) FGHE is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of FGHE, threatened against FGHE in any court or before any administrative or regulatory agency the adverse outcome of which FGHE would have a material adverse effect on the assets and business of FGHE.

                  (v) No fee or other charges shall be made by FGHE with respect to any loan hereunder except for fees which are reasonable and customary in the locality for the services provided and which are imposed in full compliance with all applicable federal, state and local laws and regulations.


                  (vi)    [CONFIDENTIAL PORTION DELETED]

                  (vii)   [CONFIDENTIAL PORTION DELETED]

                  (viii) During the term of this Agreement, FGHE shall not [CONFIDENTIAL PORTION DELETED]

         (c) Representations and warranties with respect to Qualified Mortgages. At the time of transfer and conveyance of each Qualified Mortgage to CII, FGHE hereby represents and warrants to CII (which representations and warranties shall survive the purchase and shall continue in full force and effect until such Qualified Mortgages are paid in full) with respect to each such Qualified Mortgage, as follows:

                  (i) FGHE is the sole and lawful owner of the Qualified Mortgage and CII will receive good and marketable title thereto free and clear of any and all liens, encumbrances, claims and rights of any party whatsoever.


                  (ii) No previous transfer or assignment of the Qualified Mortgage will be effective and no other party has any option of first refusal or other arrangement to acquire, directly or indirectly, the Qualified Mortgage.


                  (iii) All Qualified Mortgage Loan Documents (i) conform to all applicable laws and regulations; (ii) are true, valid, genuine and complete in all respects; (iii) are enforceable against borrower in accordance with their terms; and (iv) are subject to no defense, claim or disability, counterclaim, offset or pending bankruptcy. No defense, claim, disability, counterclaim, or offset as described above will arise against CII by virtue of the sale of the Qualified Mortgage or assignment of the Qualified Mortgage Documents under this Agreement. No suit, foreclosure or any other legal action or preceding has been brought by FGHE in accordance with its handling of the Qualified Mortgages.


                  (iv) All Qualified Mortgage Loan Documents are completed in compliance with all applicable laws and regulations, and all computations made with respect to any Qualified Mortgages are accurate.


                  (v) Each action taken by FGHE with respect to the Qualified Mortgage and each Note, loan application, agreement, form, letter, notice, statement, or other materials used by FGHE in connection with the origination, servicing and sale of each such Qualified Mortgage, complies in all material respects with all applicable laws and regulations, including without limitation: the Consumer Credit Protection Act and Regulation Z under Title I thereof; laws respecting obtaining and/or using credit reports and other information concerning individuals (including, without limitation, the Fair Credit Reporting Act); the Equal Credit Opportunity Act and Regulation B thereunder; laws relating to unfair, deceptive, or unconscionable acts and practices; laws governing the sale of insurance

                          (including, without limitation, credit life insurance); federal laws and regulations relating to such Qualified Mortgages (including without limitation, the Real Estate Settlement Practices Act, as amended); the Flood Disaster Protection Act; and all applicable federal, state and local statutes, regulations, ordinances, and administrative rulings.


                    (vi) There is due and owing on the Qualified Mortgage the amount represented by FGHE to be due thereon.

                   (vii) With respect to each Qualified Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated, serving and named in such deed of trust. Except in connection with a trustee's sale after default by the obligor, no fees or expenses are payable by FGHE to the trustee under any deed of trust.

                  (viii) The Qualified Mortgage has not arisen from a renewal granted for the purpose of concealing from CII a delinquency, and no collateral purporting to secure the Note has been repossessed or disposed of or foreclosed against by FGHE. No officer, director, partner, employee or agent of FGHE (or of any assignor of the Qualified Mortgage or of any broker referring the Borrower under the Qualified Mortgage), nor the FGHE has received any direct or indirect benefit, fee, commission or other consideration or value from any Borrower or from anyone else in connection with the Qualified Mortgage (other than as disclosed to CII in writing); nor has any such person made, directly or indirectly, any payment on the Note or on any of its officers, directors, partners, employees or agents has made any agreement with any Borrower providing for any variation of the interest rate, schedules of payment or other terms and conditions of the Note; and neither FGHE or any of its officers, directors, partners, employees or agents has received a request for approval of, or notice of any proposed assumption, loss draft or payoff of, the Qualified Mortgage.


                    (ix) A lender's title insurance policy regarding each Qualified Mortgage became effective as of the origination of such Qualified Mortgage, is, and shall be, valid and is, and shall remain, in full force and effect; such title insurance shows whether any prior lien secures an open-end obligation requiring future advances; any such insurance policy has been issued by a title insurer qualified to do business in the state in which the real property subject to a Qualified Mortgage is located, insuring the priority of the lien of the loan in the original principal amount of such loan, which policy is in the then current American Land Title Association or a state land title association form customarily used in the state in which the insured property is located.

                  (x) The real property under each Qualified Mortgage is insured, under standard homeowner's hazard and casualty insurance policies, with appropriate mortgagee clauses, for an amount equal to the loan amount or more.

                  (xi) All real estate appraisals made in connection with each Qualified Mortgage shall have been performed in accordance with industry standards in the appraising industry in the area where the appraised property is located. Any disputes regarding appraisal accuracy shall be submitted to an impartial appraiser, appointed by CII, whose judgment shall be determinative as to the accuracy of any appraisal.

                  (xii) There shall be no homestead or other exemption available to the obligor of any Qualified Mortgage which would interfere with the right to sell at a trustee's sale or the right to foreclosure.

                  (xiii) There shall be no holder in due course claim or any claim against any third party available to the obligor of any Qualified Mortgage which would interfere with the Mortgagee's right to enforce the Qualified Mortgage, to sell at a trustee's sale, or the right to foreclosure.


                  (xiv) FGHE shall be responsible for the misfeasance, malfeasance or fraudulent acts of its employees or agents.

                  (xv) The Qualified Mortgage is secured by a valid and subsisting first or second priority lien or security interest on the property as reflected in the Loan Documents, and such lien or security interest in or on Borrower's real and personal property collateralizing the Note (including fixtures) is valid and has been properly filed, recorded (or received by the title insurance company for recording) or otherwise perfected in accordance with applicable law; and the Qualified Mortgage is insured by a mortgage title insurance policy (or commitment for same, the conditions having been satisfied).

                  (xvi) Each of the above representations and warranties (a) applies to any and all Qualified Mortgages sold to CII hereunder; (b) is for the benefit of CII and each of its successors and assigns; (c) continues in full force and effect for so long as the Note remains outstanding and for such time as CII is subject to any risk of loss or liability as to any Qualified Mortgage purchased from FGHE hereunder; (d) is in addition to any other specific warranties contained elsewhere herein; and (e) is made by FGHE on its behalf and on the behalf of any third party originator of any Qualified Mortgage which may be sold hereunder in accordance with Section 2.

         4.       Limited Power of Attorney.


         a. FGHE hereby makes, constitutes and appoints CII, its successors and assigns, as FGHE's true and lawful attorneys, with full power substitution in name of FGHE or otherwise, whether in relation to real, personal, tangible or intangible property, to do any and all of the following:


                  (i) To bill, demand, sue for, receive, collect, sign, endorse, assign or comprise any and all notes, checks, money orders or monies due on any Qualified Mortgages sold to CII, and to receive, sign, endorse, or assign any orders, certificates, insurance policies and all benefits under any other instruments or documents as may from time to time be necessary or appropriate to accomplish the sales and transfers provided for by this Agreement;

                  (ii) To complete, execute and record any assignment or other document, including financing statements covering any such collateral;


                  (iii) To exercise or perform any act, power or duty that FGHE has or would have in connection with the Qualified Mortgages purchased by CII, or which are reasonable in order to protect CII's interest in the collateral securing said Qualified Mortgage.

         b. FGHE agrees that the foregoing powers are coupled with an interest and are irrevocable notwithstanding FGHE's dissolution, merger, consolidation or other corporate reorganization or structural change or any other reason whatsoever.

         c. FGHE will, at CII's reasonable request from time to time, execute one or more appropriate separate instruments evidencing the powers granted CII in this Section, in form suitable for recordation.


         5.       Opinion of Counsel; Certified Resolutions.


         a. Prior to the time that CII first purchases any Qualified Mortgages from FGHE under this Agreement, FGHE shall provide to CII an Opinion of Counsel to FGHE, in form and substance satisfactory to CII, stating that as of the date of such Opinion:

                  (i) FGHE (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization; (b) has the requisite power and authority and the legal right to conduct its business as now and heretofore conducted; (c) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required to conduct its business as now conducted in all locations where it conducts business, and to the extent necessary to assure the enforceability of each Note and Mortgage in any location in which any mortgaged property is located; and (d) is in compliance with its certificate of incorporation and bylaws or other governing documents.


                  (ii) The execution, delivery and performance of this Agreement and all instruments and documents delivered or to be delivered by FGHE pursuant to this Agreement, and the origination and sale by FGHE of each Qualified Mortgage hereunder (a) are within FGHE's corporate power and authority; (b) have been duly authorized by all necessary or proper corporate action; (c) are not in contravention of any provision of FGHE's certificate of incorporation or bylaws;
                          (d) will not violate any law or regulation or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach of, or constitute a default with respect to, any agreement or other instrument to which FGHE is a party or by which FGHE of any of its property is bound; and (f) do not require any filing or registration with, or the consent or approval of, any governmental authority or any other person which has not been made or obtained previously.

                  (iii) This Agreement has been duly executed and delivered by FGHE, and is a valid, legal and binding obligation of FGHE enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iv) No action, claim, or proceeding is now pending or, to the knowledge of counsel, threatened against FGHE at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators which, if adversely determined,
                          (a) would result in a liability of FGHE in an amount greater than $10,000, (b) questions the validity of any Note or Security Instrument, or (c) could, wither individually or in the aggregate, result in any material adverse change in the business, operations, property or financial or other condition of FGHE.

         b. Certified copies of any resolution or document of consent of the board of directors or other appropriate governing body of FGHE authorizing the execution of this Agreement and the performance of its obligations hereunder, and evidencing the authority of the executing officer(s) to execute this Agreement and all other documents, instruments and certificates related hereto and to the transactions contemplated hereunder.


         6. Meetings and Financial Statement. The principal officers of CII and FGHE agree to meet on a quarterly or more frequent basis to discuss all information pertinent to this Agreement, its implementation and continuation. Each party will provide the other with copies of its quarterly financial statements, including balance sheet, income statement and statement of changes in financial position, all within 30 days of the close of each fiscal quarter.

         7.       Term of Agreement; Damages For [      ] Termination or
Breach.

         a.       The term of this Agreement shall be [CONFIDENTIAL PORTION
                  DELETED]

         b. If either party causes a [______] Termination of this Agreement, as defined below or fails to cure a material breach of its obligations hereunder within 30 days after written demand by the other party, then the other party (the "Injured Party") shall be entitled to [CONFIDENTIAL PORTION DELETED]

         c. A [______] Termination shall include any termination other than:

                  (i) Termination by mutual written agreement of the parties;

                  (ii) Termination by CII in the event that [CONFIDENTIAL PORTION DELETED]

                  (iii)   Termination by [CONFIDENTIAL PORTION DELETED]

         8. Notices. Any notice or demand which is required or permitted to be given by a provision of this Agreement shall be deemed to have been sufficiently given if either served personally or sent by prepaid first class, registered or certified mail, addressed to the party at its address set forth below:


         Buyer:   Kevin B. Giddens
                  Carolina Investors, Inc.
                  208 Garvin Street
                  P.O. Box 998
                  Pickens, SC 29671

         Seller:  W.C. "Buddy" Jordan
                  First Greensboro Home Equity, Inc.
                  1500 Pinecroft Road Suite 200
                  Greensboro, NC 27407

Either party may change its address by written notice to the other.

         9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, inducements or other provisions other than those expressed in writing herein. All changes, additions or deletions hereto must be made in writing and signed by each of the parties hereto.

         10. No Agency. This Agreement and transactions entered into pursuant hereto shall not create between the parties a relationship agency, legal representation, joint venture, partnership or employment, and the parties agree that neither party is in any way authorized to make any contract, agreement, warranty or representation, or to create any obligations, express or implied, on behalf of the others.

         11. Survival of Provisions. All of the covenants, agreements, representations and warranties made herein by the parties hereto shall survive and continue in effect after the termination of the Agreement or the consummation of the transactions contemplated hereby. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina and any applicable federal laws. In event of litigation, parties irrevocably designate venue as Pickens County, South Carolina.

                                        Carolina Investors, Inc.


                                        By:______________________________
                                           _____________________________, CEO


Attest:

________________________
Secretary

                                        First Greenboro Home Equity, Inc.




                                       By:
                                          -------------------------------

                                          -------------------------------
                                                                  (Title)
Attest:                                         (Corporate Seal)

- ------------------------------
Secretary



                                        First Greensboro Home Equity




                                       By:
                                          -------------------------------

                                          -------------------------------
                                                                  (Title)
Attest:                                         (Corporate Seal)

- ------------------------------
Secretary


                                       Direct & Beneficial Owners of FGHE




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                                    EXHIBITS



A1.      Loan Approval Information

A2.      Funding Request

B.       Underwriting Criteria

C.       Approved Attorneys

D.       Loan Documentation

E.       Closing Attorney Certificate

F.       Assignment of Qualified Mortgage

G.       Owners of FGHE